UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2020
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective October 26, 2020, the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) approved and adopted amendments to the existing Bylaws of the Company (as so amended, the “Bylaws”).

The Bylaws revise the deadline for advance notice of business and nominations for an annual meeting of stockholders. In general, notice that meets the requirements set forth in the Bylaws must be received at the Company’s principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. As a result of the amendments, for consideration at the 2021 annual meeting of stockholders, director nominations or the presentation of other business must be received by the Secretary of the Company no earlier than February 10, 2021, and no later than March 12, 2021. However, if the date of the annual meeting is more than 30 days before or more than 60 calendar days after such anniversary date, notice must be received not later than the 90th calendar day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

In addition, the amendments revise the deadline in the Bylaws for advance notice of director nominations for a special meeting of stockholders where directors will be elected to, generally, not earlier than the close of business 120 days prior to such special meeting and not later than the close of business 90 days prior to such special meeting, or, if later, the tenth day following public announcement of the special meeting.

The Bylaws also revise the advance notice disclosure requirements to require the stockholder (i) proposing business or nominating directors or (ii) demanding a record date to request a special meeting to provide additional information about the stockholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. Further, the Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. Additionally, the Bylaws require any candidate for the Board, whether nominated by a stockholder or the Board, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term. The Bylaws also require the stockholder to provide additional information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder. All disclosures must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting.

The amendments also (i) permit the person presiding over any meeting of stockholders may adjourn such meeting at any time, (ii) revise the number of directors required to call a special meeting of the Board to a majority of directors then in office, and (iii) permits the Board to postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. The amendments include certain technical, conforming, modernizing and clarifying changes to the Bylaws. The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of Ligand Pharmaceuticals Incorporated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: October 30, 2020	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary